Exhibit 32.1

CERTIFICATIONS

Xiaofang Ji and Leliang Zhang, being the Chief Executive Officer and Chief Financial Officer, respectively, of Intra-Asia Entertainment Corporation, hereby certify as of this 14th day of April, 2006, that the Form 10-KSB for the Year ended December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Intra-Asia Entertainment Corporation

/s/ Xiaofang Ji
Xiaofang Ji, Chief Executive Officer

/s/ Leliang Zhang
Leliang Zhang, Chief Financial Officer